UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2023

GOLUB CAPITAL DIRECT LENDING CORPORATION

(Exact name of Registrant as Specified in Its Charter)

maryland	814-01412	87-1489837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY	10166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On September 8, 2023, Golub Capital Direct Lending Corporation (the “Company”), GDLC Funding LLC (“GDLC Funding”), a direct, wholly owned subsidiary of the Company, GDLC Feeder Fund, L.P. (“GDLC Feeder”) and, Golub Onshore GP 3, LLC (“Feeder GP”), the general partner of GDLC Feeder, entered into an increase notice and a third amendment (collectively and together with certain other documents executed concurrently, the “Third PNC Facility Amendment”) to the documents governing the revolving credit and security agreement, initially entered into as of March 21, 2022, by and among the Company, GDLC Funding, PNC Bank, National Association, as administrative agent for the secured parties, the collateral agent, and a lender, PNC Capital Markets LLC, as structuring agent, and the lenders from time to time party thereto (as amended, the “PNC Facility”). The Third PNC Facility Amendment was effective as of September 8, 2023.

The Third PNC Facility Amendment, among other things, increases the borrowing capacity under the PNC Facility from $120.0 million to $170.0 million and updates the applicable margin such that borrowings under the PNC Facility will bear interest, at the Company’s election and depending on the currency of the borrowing, of either the Eurocurrency Rate, the Daily Simple RFR, the Daily Simple SOFR, the Term SOFR Rate, or the Base Rate (each, as defined in the PNC Facility) plus a margin ranging from 2.00% to 2.40%, depending on the degree of uncalled capital commitments coverage of the PNC Facility’s borrowing base versus the assets of GDLC Funding securing the facility. The Third PNC Facility Amendment included an annualized fee payable on the closing date of the amendment based on the increase in the commitments of the PNC Facility on the effective date of the Third PNC Facility Amendment, which fee was pro-rated for the remainder of the revolving period of the PNC Facility. The other material terms of the PNC Facility were unchanged.

The description above is only a summary of the material provisions of the Third PNC Facility Amendment and is qualified in its entirety by reference to copies of the Third PNC Facility Amendment documents, which are filed as Exhibits 10.1 and 10.2 to this current report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

10.1*	Third Amendment to Revolving Credit and Security Agreement, dated as of March 21, 2022, by and among Golub Capital Direct Lending Corporation, a Maryland corporation, GDLC Funding LLC, a Delaware limited liability company, and PNC Bank, National Association, as Administrative Agent and PNC Capital Markets LLC, as Structuring Agent, and the other Lenders from time to time party thereto, dated as of September 8, 2023.
10.2*	Increase Notice Regarding that certain Revolving Credit and Security Agreement, dated as of March 21, 2022, by and among Golub Capital Direct Lending Corporation, a Maryland corporation, GDLC Funding LLC, a Delaware limited liability company, and PNC Bank, National Association, as Administrative Agent and PNC Capital Markets LLC, as Structuring Agent, and the other Lenders from time to time party thereto, dated as of September 8, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Direct Lending Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL DIRECT LENDING CORPORATION

Date: September 14, 2023	By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer and Treasurer